SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

RX Safes, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-983-9144

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, our Board of Directors appointed Mr. Faruk Okcetin to serve as a member of the Board of Directors.

Mr. Okcetin, age 43, is presently a partner in Aspire Medical Services, a medical distributor that sells biologic, orthopedic, joint and spinal instrumentation and implants. Prior to this, Mr. Okcetin was a partner in Chaos Management, a technology consulting firm with a focus on providing technical solutions to support the growth of social media.

Aside from that provided above, Mr. Okcetin does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Okcetin is qualified to serve on our Board of Directors because of his experience and expertise in the distribution of products into the commercial healthcare market. His initial term shall last until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There were no arrangements or understandings between Mr. Okcetin and any other persons pursuant to which such individual was selected as a Director of our company.

Pursuant to our Director Compensation Policy, directors shall receive (a) a $10,000 annual cash retainer, payable in equal quarterly installments, (b) an annual grant of an option to purchase 250,000 shares of our common stock at a 50% discount to market that vests monthly and will fully vest in one year from issuance, and (c) $1,000 for each board meeting attended in person (or $500 if attended by teleconference) and additional compensation if serving as chairperson or committee participation. Directors have the option to take cash compensation in the form of our common stock at fair market value.

We issued a press release on May 27, 2015 announcing the appointment of Mr. Okcetin to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 27, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

/s/ Lorraine Yarde
Lorraine Yarde
CEO
Date: May 27, 2015

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